                               [BANCA AKROS LOGO]

--------------------------------------------------------------------------------

                                 CONFIRMATION

                                                                date: 13/06/2006

From:     Party A
          BANCA AKROS SPA
          Viale Eginardo, 29
          20149 Milano

To:       Party B
          Dott. Gianni Mion
          EDIZIONE HOLDING SPA
          CALMAGGIORE, 23
          31100 TREVISO

OUR REF: 2006000654562900001-2006000654562800001 - CLOSED OUT POSITION

The purpose of this communication is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below. This Confirmation constitutes a "Confirmation" as referred to in the Master Agreement or Agreement specified below.

The definitions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Associations, Inc., are incorporated into this Confirmation. In the event of any inconsistency between any of the definitions listed above and this Confirmation, this Confirmation will govern. If you and we are parties to a master agreement that governs transactions of this type (whether in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form") or any other form (a "MasterAgreement"), then this Confirmation will supplement, form a part of, and be subject to that Master Agreement. If you and we are not parties to such a Master Agreement, then you and we agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of the ISDA Form, with such modifications as you and we will in good faith agree. Upon the execution by you and us of such an agreement, this Confirmation will supplement, form a part of and be subject to and governed by that agreement, except as expressly modified below. Until we execute and deliver that agreement, this Confirmation, together with all other documents referring to the ISDA Form (each a "Confirmation") confirming transactions (each a "Transaction") entered into between us (notwithstanding anything to the contrary in a confirmation), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if we had executed an agreement in such form on the Trade Date of the first Transaction between us (hereinafter the "Agreement"). In the event of any inconsistency between the provision of any such Agreement and this Confirmation, this Confirmation will prevail for the purposes of this Transaction.

The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

                               [BANCA AKROS LOGO]

--------------------------------------------------------------------------------
General Terms:

TRADE ONE:

      Trade Date:                               12/06/2006

      Option Style:                             EUROPEAN

      Option Type:                              CALL

      Seller:                                   PARTY B

      Buyer:                                    PARTY A

      Shares:                                   IT0003497168- TELECOM ITALIA ORD

      Number of Options:                        30.000.000,000

      Option Entitlement:                       1 Share(s) per Option

      Multiple Exercise:                        Inapplicable

      Strike Price:                             EUR 2,62150000

      Premium per Option:                       0,00000

TRADE TWO:

      Trade Date:                               12/06/2006

      Option Style:                             EUROPEAN

      Option Type:                              PUT

      Seller:                                   PARTY A

      Buyer:                                    PARTY B

      Shares:                                   IT0003497168- TELECOM ITALIA ORD

      Number of Options:                        30.000.000,000

      Option Entitlement:                       1 Share(s) per Option

      Multiple Exercise:                        Inapplicable

      Strike Price:                             EUR 2,28810000

      Premium per Option:                       0,00000

      Seller Business Day:                      Milan

      Exchange:                                 ITA STOCK EXCHANGE

                               [BANCA AKROS LOGO]
--------------------------------------------------------------------------------

Procedure for Exercise:

      Expiration Time:         4.45 p.m. Milan time on the Expiration Date

      Expiration Date:         16/06/2006

      Automatic Exercise:      Applicable

      Party A Contact Details
      for Purpose Of Giving
      Notice:                  Tel. 0039 02 4344 4713-4712-4711
                               Dr. Alberto Poretti alberto.poretti@bancaakros.it Dr. Emiliano Pavesi emiliano.pavesi@bancaakros.it Dr. Alberto Bassani alberto.bassani@bancaakros.it

      Party B Contact Details
      for Purpose Of Giving
      Notice:                  Tel 0039 0422 599628
                               Dr. Carlo Bertazzo carlo.bertazzo@edizione.it Dr Massimo Fava massimo.fava@edizione.it

      Reference Price:         Cash Settlement: The simple arithmetic average
                               of the official prices (the "Prezzo Ufficiale") per Share on the Exchange on the three Exchange
                               Business Days preceding and including the Expiration Date

Settlement Terms:

      Physical Settlement:     Applicable

      Cash Settlement:         Applicable if required from Party B no later than
                               five Exchange Business Days before Expiration
                               Date

      Cash Settlement Payment
      Date:                    three Currency Business Days after the  relevant
                               Valuation Date

      Settlement Currency:     EUR

Additional Disruption Events:

      Failure to Deliver:      Applicable

Adjustments:

      Method of Adjustment:    Calculation Agent Adjustment

Extraordinary Events:

      Consequences of Merger
      Events:

      (a) Share-for-Share:     Alternative Obligation

      (b) Share-for-Other:     Alternative Obligation

                                [BANCA AKROS LOGO]

--------------------------------------------------------------------------------

      (c) Share-for-Combined:    Alternative Obligation

Nationalization or Insolvency:   Negotiated Close-out

Calculation Agent:               Party A

Contact names at Akros:

BANCA AKROS SPA                  BANCA AKROS - sede Milano
ABI 3045                         Back Office
CAB 1600                         att. to : Mrs Rosella Ibatici/Mr Giuseppe Drago
SWIFT: AKROITMM                  Tel. 0039 02 4344 4058    02 4344 4245
                                 Fax  0039 02 4344 4308    02 4344 4309
                                 e-mail: rosella.ibatici@bancaakros.it
                                         giuseppe.drago@bancaakros.it

Contact names at EDIZIONE HOLDING SPA:

Banca Intesa SpA - Treviso
Swift: BCITTTMM850
In favor of: Edizione Holding S.p.A.
Account: IT59 V030 6912 0300 2997 2020 176

Governing Law:                   Italian

Each party has concluded the present transaction after having carried out its analysis of the transaction, particularly in the light of its financial capacity and its objectives.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us

Confirmed as of the date above written:

BANCA AKROS SPA                    EDIZIONE HOLDING SPA

By:                                By: /s/ Gianni Mion
                                       ----------------------
Name: Enzo Chiesa Daniele Carati   Name: Gianni Mion